Eagle Ford Oil and Gas Corp 8-K

Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE REGARDING THE

UNIVERSITY LANDS LEASE, LABATT LEASE AND RUSSELL LEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE REGARDING THE UNIVERSITY LANDS LEASE, LABATT LEASE AND RUSSELL LEASE (the “Agreement”) is made and entered into by and between AMAC Energy, LLC, (“AMAC”), Crevalle Energy, LLC (“Crevalle”) and EFOGC-East Pearsall, L.L.C., (“EFOGC”) (collectively referred to hereafter as the “Parties”); and

WHEREAS, on or about June 4, 2012, AMAC and EFOGC entered into a Joint Development Agreement (the “JDA”) and Partial Assignment of Oil, Gas and Mineral Interests, regarding three mineral rights leases (the “Leases”) in Frio County, Texas, whereby AMAC assigned to EFOGC an undivided 85% of its 8/8ths interests in the Leases; and

WHEREAS, on or about June 4, 2012, AMAC, EFOGC, and Crevalle also entered into a Joint Operating Agreement (“JOA”) concerning the Leases, a memorandum of which was recorded; and

WHEREAS, the first of the three Leases is a Paid Up Oil and Gas Lease dated October 5, 2011, between the University of Texas System Board of Regents (Mary E. McKinney Fund), as Lessor, and Crevalle Energy, LLC, as Lessee, a Memorandum of which lease is recorded in the Records of Frio County, Texas at Volume 102, Page 384, No. 0131654 (the “University Lands Lease”); and

WHEREAS, the second of the three Leases is a Paid Up Oil and Gas Lease dated November 15, 2011, between Bushnell Holding, Inc., Joseph B. Labatt, et. al., as Lessors, and Crevalle Energy, LLC, as Lessee, a Memorandum of which lease is recorded in the records of Frio County, Texas, at Volume 102, Page 376, No. 0132653 (the “Labatt Lease”); and

WHEREAS, the third of the three Leases is a Paid Up Oil and Gas Lease dated January 20, 2012, between Clyde R. Russell and Dorothy Russell, as Lessors, and Crevalle Energy, LLC, as Lessee, a Memorandum of which lease is recorded in the records of Frio County, Texas, at Volume 0106, Page 301 (the “Russell Lease”); and

WHEREAS, thereafter, on or about June 4, 2012, EFOGC entered into a Mortgage, Deed of Trust, Fixture Filing Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from EFOGC-East Pearsall, LLC, to Craig Anderson, as Trustee for the Benefit of MOC Eagleford, LLC, (“MOC”), (“Deed of Trust”), which was recorded; and

WHEREAS, thereafter, on or about June 4, 2012, EFOGC also executed an Assignment of Overriding Royalty Interests (“ORRI Assignment”) whereby certain overriding royalty interests with respect to the Leases were assigned to MOC, which was recorded; and

WHEREAS, MOC’s interest in the subject real property interests was taken wholly subject to the terms and provisions of the JDA and JOA and AMAC’s rights under said agreements and with full notice thereof; and

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WHEREAS, the JDA includes a Relinquishment of Interests provision, section 2.c., which provides in pertinent part that “unless a well has been drilled [by EFOGC] . . . on each Lease on or before the date that is six (6) months prior to the expiration of the primary term of each such Lease, then all of the right, title and interest in and to each such Lease acquired by [EFOGC] from AMAC hereunder shall automatically revert to AMAC and [EFOGC] shall, without further consideration, immediately reassign to AMAC such right, title and interest by the execution and delivery of an assignment substantially in the form of the Partial Assignment of Oil, Gas and Mineral Leases[,]” attached as Exhibit “B” to the JDA; and

WHEREAS, the JDA also provides in pertinent part that “If any Party is rendered unable, wholly or in part by Force Majeure[,] . . . to carry out its obligations under this Agreement, other than any obligation to indemnify or to make any payments, such Party shall give to the other Party, prompt written notice of the Force Majeure, with reasonably full particulars, and thereupon the obligations of the Party giving the notice, so far as it is affected by the act of Force Majeure, shall be suspended during, but not longer than the continuance of the Force Majeure event, plus such reasonable further period of time, if any, required to resume the suspended operation. The affected Party shall use all reasonable diligence to remove the Force Majeure situation as quickly as practicable. .. . .”; and

WHEREAS, on or about March 27, 2014, EFOGC gave written notice to AMAC of the alleged occurrence of force majeure event(s) as to the Leases, per the JDA and JOA (the “Notice”). Specifically, EFOGC alleged three purported force majeure events: a) the surface owner’s alleged failure to cooperate; b) delays of approximately 20 business days in obtaining a drilling permit from the Texas Railroad Commission; and c) the need for time to secure a drilling rig because EFOGC had to “release the drilling rig that it had reserved for drilling operations under the Leases[ ]” due to “surface owner and governmental delays and in part to market forces[.]”; and

WHEREAS, AMAC responded to EFOGC’s Notice asserting that each of the alleged force majeure events were events that EFOGC should have anticipated and dealt with accordingly during the time period within which EFOGC had to perform under the JDA and JOA; and thus, AMAC asserted that EFOGC’s rights under the University Lands Lease and Labbatt Lease expired and automatically reverted to AMAC on April 5, 2014 and May 12, 2014, respectively, with EFOGC’s rights under the Russell Lease set to expire on July 20, 2014 (“AMAC’s Responses”); and

WHEREAS, the Parties desire to settle and resolve any and all disputes between them, without either of them admitting fault or liability.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, including the Parties’ agreement to release one another with respect to any and all matters related to the JDA, JOA and the Leases and all of the dealings up to and including the date of this Agreement, including, but not limited to, all claims which have been or might be asserted by one Party against the other, as well as any and all other claims, now existing or which either Party may have in the future, potentially arising from the same set of operative facts as the claims forming the basis of this Agreement, or in any other way related to or arising out of the Notice, AMAC’s Responses, the Leases, the JDA, and/or the JOA, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by the Parties, the Parties agree as follows:

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1.                  Settlement Reached. As set forth herein, the Parties have reached a settlement concerning any and all matters related to the JDA, JOA and the Leases and all of their dealings up to and including the date of this Agreement, including, but not limited to, all claims which have been or might be asserted by one Party against the other, as well as any and all other claims, now existing or which either party may have in the future, potentially arising from the same set of operative facts as the claims forming the basis of this Agreement, or in any other way related to or arising out of the Notice, AMAC’s Responses thereto, the Leases, the JDA, and/or the JOA.

2.                  Bonafide Disputes. Bonafide disputes and controversies exist between the Parties to this Agreement, including issues relating to the responsibility and liability of EFOGC to AMAC and AMAC to EFOGC pursuant to the JDA, JOA, and/or the Leases, whether with respect to the Notice and AMAC’s Responses or otherwise.

3.                  Desire for Compromise. The Parties desire to compromise and settle any and all claims in any way related to, arising from or connected with the Notice, AMAC’s Responses, the JDA, the JOA, and/or the Leases, whether such claims and/or causes of action are presently known or unknown, in order to obtain resolution and to avoid the uncertainties, inconvenience and further expense concerning these matters.

4.                  No Admission. This Agreement is entered into for the purpose of settling any and all claims which any Party has now or may have in the future against any other Party relating to anything such other Party has done or failed to do, in any way related to, arising from or connected with the JDA, the JOA, the Leases, the Notice and/or AMAC’s Responses and all related matters, as of the date the last party hereto signs this Agreement. The Parties agree that neither the giving of any consideration hereunder nor its acceptance shall operate as or be construed to be evidence of any admission of liability by said Party with respect to any matter addressed herein or claims hereby released, nor as to the merit of any claims hereby released. The Parties further agree that by the execution of this Agreement none of the Parties admits to the truthfulness of any of the claims made by one Party against the other in connection with the JDA, the JOA, the Leases, the Notice and/or AMAC’s Responses. Rather, all such claims and liabilities have been and are hereby expressly denied.

5.                  Representations and Warranties. The Parties warrant and represent the following: (1) no promise or agreement not herein expressed has been made to either party; (2) neither this Agreement nor any other instruments referenced in this Agreement are being executed in reliance upon any statement, representation, omission and/or conduct of the other Party, or the legal counsel of the other Party, which is not contained in this Agreement; (3) the consideration recited in this Agreement is fair and reasonable; and (4) each of the Parties has the sole and exclusive right, capacity and authority to execute this Agreement.

6.                 Sole Owner of Claims; No Assignment. EFOGC further warrants and represents that, with the exception of the Deed of Trust and ORRI Assignment EFOGC executed for the benefit of MOC on or about June 4, 2012, EFOGC has not sold, assigned, granted, encumbered, transferred, pledged, nor otherwise in any manner whatsoever conveyed, either by written instrument or otherwise, to any person, entity, agent or attorney, any portion of EFOGC’s 85% of 8/8ths interests in the Leases, the JDA, and/or the JOA; and has not allowed any liens to be placed on its interests in the Leases, JDA, and/or JOA, with the exception of the Deed of Trust and ORRI Assignment EFOGC executed for the benefit of MOC on or about June 4, 2012.

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7.                  Termination of JDA and JOA. The Parties agree that the JDA shall be deemed immediately terminated, null and void and of no further force and effect upon the signing of this Agreement by both EFOGC and AMAC. The Parties further agree that the JOA shall be deemed immediately terminated, null and void and of no further force and effect upon the signing of this Agreement by AMAC, EFOGC and Crevalle.

8.                  Reassignments and Release of Lien. EFOGC agrees to secure a release of lien with respect to the Deed of Trust (“Release of Lien”). EFOGC also agrees to obtain a reassignment from MOC of 100% of the ORRI Assignment EEOGC previously assigned to MOC. EFOGC agrees to then provide AMAC with recordable, executed versions of MOC’s Release of Lien and reassignment of MOC’s ORRI Assignment. EFOGC also agrees to immediately assign to AMAC 100% of EFOGC’s 85% of 8/8ths interests in the Leases. The reassignment of the ORRI Assignment and the Release of Lien with respect to the Deed of Trust shall be recorded in the real property records of Frio County, Texas, by AMAC. EFOGC’s assignment of 85% of 8/8ths interest in the Leases will be in the form attached hereto as Exhibit “A” and incorporated herein by reference, and will also be recorded by AMAC.

9.                 Release by AMAC Energy, LLC. In consideration of the transactions contemplated herein, AMAC and its successors, assigns, employees, agents, representatives, and any person or entity claiming by, through or under it, hereby knowingly and voluntarily releases and forever discharges and holds harmless EFOGC, together with its predecessors, successors, assigns, divisions, parents, subsidiaries, affiliates, owners, members, partners, directors, officers, employees, agents, managers and representatives, and their respective subsidiaries, affiliates, officers, directors, partners, employees, agents, managers, representatives and attorneys, past and present (together the “EFOGC Released Parties”), from any and all claims, demands, causes of action, complaints, charges, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, rights or suits, both at law and in equity, whether now known or unknown, including, but not limited to, those which arose from the Notice, AMAC’s Responses, the JDA, the JOA and/or the Leases, whether fixed or contingent, liquidated or unliquidated, of any kind or description, which AMAC has now or may hereafter have, in whole or in part, as a result of, whether directly or indirectly concerning, or otherwise pertaining in any form or fashion to, all transactions, events, circumstances, or agreements involving the Parties which occurred on or before the date of this Agreement, including, but not limited to, claims arising out of or in any way related to the Notice, AMAC’s Responses, and/or the Leases, JDA, and/or JOA, and any and all other claims that could be alleged against EFOGC, or any of the EFOGC Released Parties, known or unknown, including, without limitation, alleged claims of breach of contract, slander of title, tortious interference, fraud, alleged negligence, gross negligence, intentional tort or any other claim arising under any federal, state or local law, as well as any other claims based on constitutional, statutory, common law, regulatory or contractual grounds, or any other basis.

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10.                  Release by EFOGC-East Pearsall, L.L.C. In consideration of the transactions contemplated herein, EFOGC and its successors, assigns, employees, agents, representatives, and any person or entity claiming by, through or under it, hereby knowingly and voluntarily releases and forever discharges and holds harmless both Crevalle and AMAC, together with each one’s predecessors, successors, assigns, divisions, parents, subsidiaries, affiliates, owners, members, partners, directors, officers, employees, agents and representatives, and their respective subsidiaries, affiliates, officers, directors, partners, employees, agents, representatives and attorneys, past and present (together the “Crevalle and AMAC Released Parties”) from any and all claims, demands, causes of action, complaints, charges, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, rights or suits, both at law and in equity, whether now known or unknown, including, but not limited to, those which arose from the Notice, AMAC’s Responses, the JDA, the JOA and/or the Leases, whether fixed or contingent, liquidated or unliquidated, of any kind or description, which EFOGC has now or may hereafter have, in whole or in part, as a result of, whether directly or indirectly concerning, or otherwise pertaining in any form or fashion to, all transactions, events, circumstances, or agreements involving the Parties, which occurred on or before the date of this Agreement, including, but not limited to, claims arising out of or in any way related to the Notice, AMAC’s Responses, and/or the Leases, JDA, and/or JOA, and any and all other claims that could be alleged against AMAC and/or Crevalle, or any of the AMAC and/or Crevalle Released Parties, known or unknown, including, without limitation, alleged claims of breach of contract, slander of title, tortious interference, fraud, alleged negligence, gross negligence, intentional tort or any other claims arising under any federal, state or local law, as well as any other claims based on constitutional, statutory, common law, regulatory or contractual grounds, or any other basis.

11.                 Release by Crevalle Energy, LLC. In consideration of the transactions contemplated herein, Crevalle and its successors, assigns, employees, agents, representatives, and any person or entity claiming by, through or under it, hereby knowingly and voluntarily releases and forever discharges and holds harmless EFOGC, together with its predecessors, successors, assigns, divisions, parents, subsidiaries, affiliates, owners, members, partners, directors, officers, employees, agents, managers and representatives, and their respective subsidiaries, affiliates, officers, directors, partners, employees, agents, managers, representatives and attorneys, past and present (together the “EFOGC Released Parties”), from any and all claims, demands, causes of action, complaints, charges, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, rights or suits, both at law and in equity, whether now known or unknown, including, but not limited to, those which arose from the Notice, AMAC’s Responses, the JDA, the JOA and/or the Leases, whether fixed or contingent, liquidated or unliquidated, of any kind or description, which Crevalle has now or may hereafter have against EFOGC, in whole or in part, as a result of, whether directly or indirectly concerning, or otherwise pertaining in any form or fashion to, all transactions, events, circumstances, or agreements involving the Parties which occurred on or before the date of this Agreement, including, but not limited to, claims arising out of or in any way related to the Notice, Crevalle’s Responses, and/or the Leases, JDA, and/or JOA, and any and all other claims that could be alleged against EFOGC, or any of the EFOGC Released Parties, known or unknown, including, without limitation, alleged claims of breach of contract, slander of title, tortious interference, fraud, alleged negligence, gross negligence, intentional tort or any other claim arising under any federal, state or local law, as well as any other claims based on constitutional, statutory, common law, regulatory or contractual grounds, or any other basis.

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12.                  Indemnification. EFOGC agrees to indemnify, defend and hold harmless AMAC and Crevalle with respect to any and all claims against AMAC and/or Crevalle by any person or entity claiming any interest in or related to the Leases, the JDA and/or the JOA, whether allegedly sold, assigned, granted, transferred or conveyed to said person or entity by, or otherwise received from, or claiming rights by, through or under EFOGC. Should any person or entity make any claim against or related to any property subject to the Leases, the JDA, and/or the JOA, claiming an interest in any way received from and/or assigned by EFOGC, then EFOGC shall be liable to AMAC and/or Crevalle for all damages, attorneys’ fees and costs incurred by AMAC and/or Crevalle due to any such claims by said person or entity.

13.                  Terms are Contractual. The Parties understand, agree and expressly acknowledge that the terms of this Agreement are contractual and not merely recitals; and that the agreements contained herein and the consideration transferred are to compromise disputed claims arising from the Notice, AMAC’s Responses, JDA, JOA, and/or the Leases, to avoid litigation and achieve full and final resolution of the matters addressed herein.

14.                  Preparation of Settlement Agreement. Prior to the execution of this Agreement, the Parties have had an opportunity to consult with legal counsel of their choice in negotiating this Agreement; and this Agreement is the result of arm’s length negotiations between the Parties.

15.                  Voluntary Agreement. Each party to this Agreement warrants and represents that (1) they have performed such investigation and/or due diligence as necessary, in the sole discretion of such party and/or its legal counsel of choice, in order to evaluate the merits of its claims, demands, obligations, actions, causes of action, counterclaims, cross-claims, defenses and/or affirmative defenses asserted and/or that could be asserted against the other party; (2) they have fully informed themselves and been fully advised by legal counsel of their choice of the benefits, rights, remedies, obligations, conditions, burdens and legal effects of this Agreement and all other instruments referenced in this Agreement; and (3) they are executing this Agreement and all other instruments referenced in this Agreement voluntarily, of their own free will, based upon their own independent judgment and in reliance upon the advice of their legal counsel of choice, without coercion of any sort.

16.                  Binding Effect. This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

17.                  Entire Agreement. The Parties understand that this Agreement constitutes the entire agreement and understanding of any kind and nature by and between the Parties and/or their respective legal counsel and representatives as to all matters in any way related to or arising out of the subject matter of the Notice, AMAC’s Responses, the JDA, the JOA, and/or the Leases and the other matters addressed herein; and this Agreement merges and supersedes any and all other prior discussions, agreements and understandings of the Parties with respect to the subject matter of this Agreement, whether oral or written, except as otherwise specifically stated herein.

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18.                  Liberal Construction of Releases. Any release given in this Agreement shall be construed liberally in favor of the Party benefiting from the release, any rule of construction to the contrary notwithstanding.

19.                  Joint Preparation. This Agreement and the provisions it contains have been jointly prepared by the Parties and their respective legal counsel and shall not, therefore, be construed or interpreted for or against any party hereto.

20.                  Governing Law and Venue. This Agreement shall be governed by the laws of the State of Texas, in any lawsuit, action or proceeding instituted by any party hereto directly arising out of or in any way related to this Agreement. Proper venue of any such lawsuit, action or proceeding shall be deemed to be exclusively in Harris County, Texas.

21.                  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable for any reason, under present or future laws effective during the term hereof, such provision will be fully severable; and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision was never included in the Agreement; and the remaining provisions hereof will remain in full force and effect and will not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom.

22.                  Execution of Documents. Each of the Parties hereto shall execute all such further documents and writings that may be necessary to effectuate the terms and conditions of this Agreement.

23.                  Headings. The paragraph headings contained in this Agreement are provided for convenience only and shall not be considered in the interpretation and construction of this Agreement.

24.                  Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument; and any of the Parties may execute this Agreement by signing any such counterpart. Signature pages may be delivered by electronic mail (in PDF or similar format) or by facsimile transmission and will be binding without the need to exchange original signature pages.

25.                  Modification of Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, waived, modified, or otherwise changed in any respect or particular whatsoever, except in writing signed by both Parties. The Parties acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally supplemented, modified, or altered in any respect whatsoever.

26.              Acknowledgment of Terms. The Parties state and warrant that they fully understand the terms of this Agreement, they have discussed it fully with their legal counsel of choice, and they have signed this Agreement voluntarily of their own free will.

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EXECUTED this ____ day of June, 2014.

EFOGC-East Pearsall, L.L.C.

By:

Name:

Title:

STATE OF	§
§
COUNTY OF	§

 BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared ____________________, who being known to me and whose name is subscribed to the foregoing Settlement Agreement and General Release, acknowledged to me that he/she is duly authorized to execute said instrument in his/her capacity as the authorized representative of EFOGC-East Pearsall, L.L.C., and that he/she executed the same as the act of said entity for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of June, 2014.

NOTARY PUBLIC, State of

(SEAL)
Commission expires:

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EXECUTED this ____ day June, 2014.

AMAC Energy, LLC

By:

Name:

Title:

STATE OF TEXAS	§
§
COUNTY OF	§

Before me, the undersigned Notary Public in and for the State of Texas, on this day personally appeared ____________________, who being known to me and whose name is subscribed to the foregoing Compromise Settlement Agreement, acknowledged to me that he/she is duly authorized to execute said instrument in his capacity as the authorized representative of AMAC Energy, LLC, and that he/she executed the same as the act of said entity for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of June, 2014.

NOTARY PUBLIC, State of Texas.

(SEAL)
Commission expires:

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EXECUTED this ____ day June, 2014.

Crevalle Energy, LLC

By:

Name:

Title:

STATE OF TEXAS	§
§
COUNTY OF	§

Before me, the undersigned Notary Public in and for the State of Texas, on this day personally appeared ____________________, who being known to me and whose name is subscribed to the foregoing Compromise Settlement Agreement, acknowledged to me that he/she is duly authorized to execute said instrument in his capacity as the authorized representative of Crevalle Energy, LLC, and that he/she executed the same as the act of said entity for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ___ day of June, 2014.

NOTARY PUBLIC, State of Texas.

(SEAL)
Commission expires:

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